Exhibit 3.264

NEW JERSEY DEPARTMENT OF TREASURY

DIVISION OF REVENUE, BUSINESS GATEWAY SERVICES

CERTIFICATE OF FORMATION

ATLANTIC CITY COUNTRY CLUB 1 LLC

0400146943

The above-named DOMESTIC LIMITED LIABILITY COMPANY was duly filed in accordance with New Jersey State Law on 09/25/2006 and was assigned identification number 0400146943. Following are the articles that constitute its original certificate.

1. Name:

ATLANTIC CITY COUNTRY CLUB 1 LLC

2. The Registered Agent:

CORPORATION SERVICE COMPANY

3. The Registered Office:

830 BEAR TAVERN ROAD

WEST TRENTON, NJ 08628

4. Business Purpose:

Entertainment (Amusement, Circus, Movies, & Sports)

5. Members/Managers:

BALLY’S PARK PLACE, INC.

PARK PLACE AND THE BOARDWALK

ATLANTIC CITY, NJ 08401

6. The Main Business Address:

PARK PLACE AND THE BOARDWALK

ATLANTIC CITY, NJ 08401

Signatures:

ANGELA P. WINTER

AUTHORIZED REPRESENTATIVE

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NEW JERSEY DEPARTMENT OF TREASURY

DIVISION OF REVENUE, BUSINESS GATEWAY SERVICES

CERTIFICATE OF FORMATION

ATLANTIC CITY COUNTRY CLUB 1 LLC

0400146943

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 09/26/2006
/s/ Bradley Abelow
Bradley Abelow
Treasurer of the State of New Jersey

New Jersey Division of Revenue

Certificate of Merger/Consolidation

Pursuant to the provisions of NJSA 14A and NJSA 42, 42:2A and 42:2B-20 (5), the constituent domestic corporation and domestic limited liability company herein named do hereby submit the following Certificate of Merger.

1. Type of Filing: Merger

2. Name of Surviving Business Entity: Atlantic City Country Club I, LLC

3. Name(s)/Jurisdiction(s) of All Participating Entities including Surviving Entity:

Name	Jurisdiction	ID # Assigned by Treasurer
Atlantic City County Club, Inc.	New Jersey	1671401000
Atlantic City County Club 1, LLC	New Jersey	0400146943

4. Date Merger adopted: September 26, 2006

5. The merger was approved by written consent of the sole stockholder of Atlantic City Country Club, Inc., holding 1,670 common shares, no par value and 7,554 preferred shares, $450 par value, and was approved by written consent of the sole Member of Atlantic City Country Club 1, LLC.

6. The merger provided for herein shall become effective upon filing.

The undersigned represent(a) that the agreement of merger/consolidation is on file at the place of business of the surviving business entity and that an agreement of merger/consolidation has been approved and executed by each business entity involved. Additionally, a copy of the merger/consolidation agreement has been or shall be furnished by the surviving entity to any member or any person having an interest.

Signed on this 29th day of September 2006.

	Atlantic City Country Club, Inc.	Atlantic City Country Club 1, LLC
		By:	Bally’s Park Place, Inc., Sole Member

By:	/s/ Charles L. Atwood	By:	/s/ Charles L. Atwood
	Charles L. Atwood, Senior Vice President and Treasurer		Charles L. Atwood, Senior Vice President and Treasurer